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Exhibit No. 6

Consent of Independent Auditors

We consent to the use of our report dated November 27, 2002 on the consolidated balance sheets of The Toronto-Dominion Bank as at October 31, 2002 and 2001 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended October 31, 2002 in this Annual Report (Form 40-F).

January 24, 2003 Toronto, Canada	Ernst & Young LLP

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Exhibit No. 6
Consent of Independent Auditors